UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 25, 2009
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement
On September 25, 2009, the Company’s joint venture subsidiary TECH Semiconductor Singapore Pte. Ltd. (“TECH”) entered into an Amendment Agreement with Citicorp Investment Bank (Singapore) Limited, as Facility Agent, with an effective date of September 28, 2009 (the “Amendment”), that amended TECH’s US$600,000,000 Facility Agreement, dated 31 March 2008, by and among (1) TECH, as borrower, (2) ABN AMRO Bank N.V., Citibank, N.A., Singapore Branch/ Citigroup Global Markets Singapore Pte Ltd, DBS Bank Ltd and Oversea-Chinese Banking Corporation Limited, together as original mandated lead arrangers, (3) Citicorp Investment Bank (Singapore) Limited, as facility agent, (4) ABN AMRO Bank N.V., Singapore Branch, as security trustee, and (5) the Banks (as defined therein) (the “Facility Agreement”).

The Amendment, among other things, replaced Clause 17.1 of the Facility Agreement, thereby modifying the Net Debt to Equity, Liquidity Ratio and Debt Service Coverage Ratio (“DSCR”) financial condition covenants.  In addition, the Amendment replaced Clause 18.13.2 of the Facility Agreement, thereby modifying the conditions under which the Company would be released from its Guarantee (defined below).

In connection with the Amendment, on September 25, 2009, the Company entered into a Supplemental Deed with ABN AMRO Bank N.V., Singapore Branch, acting as Security Trustee, with an effective date of September 28, 2009 (the “Supplemental Deed”), that amended the Guarantee, dated March 31, 2008, provided by the Company in connection with TECH’s entering into the Facility Agreement (the “Guarantee”).

Among other things, the Supplemental Deed (i) replaced the definition of “Micron Proportion” at Clause 1.2 of the Guarantee; (ii) replaced Clause 2.3, “Limitation of Liability,” of the Guarantee, thereby modifying the Company’s liability limits under the Guarantee; and (iii) replaced Clause 2.4, “Release of Guarantee,” of the Guarantee, thereby modifying the conditions under which the Company would be released from its Guarantee.

As originally contemplated in the TECH formation documents, the term of the TECH shareholders agreement expires on April 11, 2011.  Currently, the Company has an 85.3% interest in TECH, Hewlett-Packard Company (“HP”) has a 3.7% interest in TECH and Canon, Inc. has an 11% interest in TECH.  TECH has received notice from HP that it does not intend to extend the TECH joint venture beyond April 11, 2011.  The Company is engaged in discussions with the TECH shareholders to reach an agreement regarding the ownership and operation of TECH after April 11, 2011.  If the parties are unable to reach a resolution of this matter prior to April 11, 2011, it could result in a default of the Facility Agreement by TECH.

The foregoing descriptions of the amendments to the Facility Agreement and Guarantee are only summaries and do not purport to be complete. The summaries are qualified in their entirety by reference to the actual agreements, which are included as exhibits to this current report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Amendment Agreement, dated September 25, 2009, to TECH Facility Agreement, dated March 31, 2008, among TECH Semiconductor Singapore Pte. Ltd. and ABN Amro Bank N.V., Citibank, N.A., Singapore Branch, Citigroup Global Markets Singapore Pte Ltd., DBS Bank Ltd and Oversea-Chinese Banking Corporation Limited, as Original Mandated Lead Arrangers

10.2	Supplemental Deed, dated September 25, 2009, to Guarantee, dated March 31, 2008, by Micron Technology, Inc. as Guarantor in favor of ABN Amro Bank N.V., Singapore Branch acting as Security Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	October 1, 2009	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 25, 2009

Exhibit	Description

10.1
Amendment Agreement, dated September 25, 2009, to TECH Facility Agreement, dated March 31, 2008, among TECH Semiconductor Singapore Pte. Ltd. and ABN Amro Bank N.V., Citibank, N.A., Singapore Branch, Citigroup Global Markets Singapore Pte Ltd., DBS Bank Ltd and Oversea-Chinese Banking Corporation Limited, as Original Mandated Lead Arrangers

10.2	Supplemental Deed, dated September 25, 2009, to Guarantee, dated March 31, 2008, by Micron Technology, Inc. as Guarantor in favor of ABN Amro Bank N.V., Singapore Branch acting as Security Trustee